Exhibit 99.1

Pulse Electronics Corporation Reports Fourth Quarter Results

Significant Improvement in Full-Year 2013 Financial Results; Emphasis on Further EBITDA Growth in 2014

SAN DIEGO--(BUSINESS WIRE)--March 11, 2014--Pulse Electronics Corporation (NYSE:PULS), a leading provider of electronic components, today reported results for its fourth quarter ended December 27, 2013.

Fourth Quarter Highlights

  Net sales were $87.8 million, down 2.9 percent from $90.4 million in the prior-year quarter, and down 7.5 percent from $94.8 million in the third quarter.
  Operating profit (U.S. GAAP) was $1.2 million compared with a loss of $4.6 million in the prior-year quarter and a profit of $0.5 million in the third quarter.
  Non-GAAP operating profit was $2.2 million, compared with $1.3 million in the prior-year quarter and $3.6 million in the third quarter.

CEO Comments

“Despite a continuing muted demand environment, our operating performance for both revenue and non-GAAP operating profit were within guidance again this quarter,” said Pulse Chairman and Chief Executive Officer Ralph Faison. “Our results for this quarter topped off a year in which we made considerable strides in improved business performance despite declining overall revenue levels consistent with overall industry performance. Our gross profit margin increased to 23.0 percent compared to 19.9 percent in 2012. We reduced operating expenses, particularly on a run-rate basis at the end of the year, and, as a result, increased our full-year non-GAAP operating profit from $1.4 million in 2012 to $9.6 million in 2013. Perhaps most importantly, we increased our full-year EBITDA by 86 percent to $17.0 million.

“With the completion of our recently announced convertible bond exchange transactions, continued growth in EBITDA is the key objective for Pulse in 2014,” added Mr. Faison. “We will maintain our focus on manufacturing cost reductions and aggressively pursuing operating expense savings. I believe Pulse is in an excellent position to deliver further profit and EBITDA growth to fund our growth objectives and strengthen our balance sheet.”

Fourth Quarter Operating Performance

Net sales were $87.8 million compared to $90.4 million in the prior-year quarter due to lower demand in the network and power segments and weakness in wireless products due to lower infrastructure antenna sales. Sequentially, consolidated net sales decreased 7.5 percent compared to third quarter net sales of $94.8 million due primarily to lower demand for network and power products across the industry late in the third quarter that carried over into the fourth quarter as well as typical seasonality and wireless smartphone demand weakness.

Cost of sales decreased 2.9 percent to $68.7 million from $70.7 million in the prior-year quarter. The company’s gross profit margin was 21.7 percent compared with 21.8 percent in the prior-year quarter and 22.8 percent in the third quarter. Gross profit margin was essentially flat compared to the prior year as higher production costs were offset by favorable product mix. The sequential decrease in gross margin was mainly due to unfavorable cost absorption due to lower volumes.

Operating expenses were $17.3 million, a decline of 8.6 percent from the fourth quarter of 2012, mainly due to results of actions related to the previously announced expense reduction initiative. Operating expenses declined 6.1 percent compared to the third quarter due to expense reductions and lower compensation expense.

Operating profit (U.S. GAAP) was $1.2 million compared with a loss of $4.6 million in the fourth quarter of 2012, mainly due to a $5.5 million increase in legal reserves that occurred in the prior year. Non-GAAP operating profit was $2.2 million compared with $1.3 million in the prior-year quarter and $3.6 million in the third quarter.

The company had $26.9 million of cash and cash equivalents at December 27, 2013 compared with $31.5 million at December 28, 2012. The decrease in cash mainly reflects capital expenditures, refinancing transaction fees and expenses, and working capital needs. In the fourth quarter, the company generated $2.7 million in cash flow from operations and increased its overall cash balance from the third quarter by $1.3 million.

First Quarter 2014 Outlook

“Consistent with similar indications from industry experts and peer companies, network and power order rates that strengthened late in the fourth quarter have remained modestly higher than the previous year through the start of the first quarter,” said Mr. Faison. “However, normal seasonal softness, the effects of Chinese New Year, and ongoing smartphone demand weakness will keep our first quarter revenue somewhat lower than the fourth quarter.”

The company expects first quarter 2014 net sales to range from $78 million to $84 million and non-GAAP operating profit to range from a loss of $1 million to a gain of $1 million.

In an effort to continue the focus on annual improvement in operating efficiency with the ultimate result of increasing EBITDA as demonstrated in 2013, plus improved lead-times which yield greater customer satisfaction but less revenue visibility, the company feels it is no longer prudent to provide specific top- and bottom-line guidance in future quarterly earnings reports.

Conference Call

The company will conduct a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today. The conference call will be available via telephone and the Internet. The dial-in number is 1-800-860-2442 (international 1-412-858-4600). A link to the earnings press release, the Internet web cast and a slide presentation that will accompany management’s prepared remarks will be available on the “Investor Information” section of the company’s web site www.pulseelectronics.com for two weeks.

About Pulse Electronics Corporation

Pulse Electronics is the electronic components partner that helps customers build the next great product by providing the needed technical solutions. Pulse Electronics has a long operating history of innovation in magnetics, antennas and connectors, as well as the ability to ramp quickly into high-quality, high-volume production. The company serves the wireless and wireline communications, power management, military/aerospace and automotive industries. Pulse Electronics is a participating member of the IEEE, SFF, OIF, HDBaseT Alliance, CommNexus, and MoCA. Visit the Pulse Electronics website at www.pulseelectronics.com.

Safe Harbor

This press release contains statements, including projections of future business objectives and financial results, that are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These forward-looking statements are based on the company's current information and expectations. There can be no assurance these forward-looking statements, including, without limitation, that the company will have the ability to execute its business strategy and grow its business, will be achieved. Actual results may differ materially due to the risk factors listed from time to time in the company's SEC reports including, but not limited to, those discussed in its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. All such risk factors are incorporated herein by reference as though set forth in full. The company undertakes no obligation to update any forward-looking statement.

Non-GAAP Measures

In this press release and in other public statements, Pulse presents certain non-GAAP financial measures. These non-GAAP financial measures have limitations and may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Set forth in Schedule A are the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. These reconciliations should be carefully evaluated. Prior disclosures of non-GAAP figures may not exclude the same items and as such should not be used for comparison purposes. Management believes that these measures enhance investors' understanding of the company's financial performance and the comparability of the company's operating results to prior periods, as well as against the performance of other companies.

Copyright © 2014 Pulse Electronics Corporation. All rights reserved. All brand names and trademarks are properties of their respective holders.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per-share data)
	Three Months Ended		Year Ended
	12/27/13	12/28/12	12/27/13	12/28/12

Net sales	$87,772	$90,418	$355,676	$373,169
Cost of sales	68,682	70,701	274,009	298,898
Gross profit	19,090	19,717	81,667	74,271
Operating expenses	17,295	18,928	73,894	74,712
Severance, impairment and other associated costs	560	30	3,342	5,932
Debt restructuring and related costs	--	384	--	1,198
Legal reserve	36	5,473	147	5,523
Costs related to unsolicited takeover attempt	--	(545)	--	(545)
Operating profit (loss)	1,199	(4,553)	4,284	(12,549)

Interest expense, net	(6,373)	(7,336)	(24,492)	(17,435)
Other income (expense), net	452	4,335	(2,432)	5,213
Loss before income taxes	(4,722)	(7,554)	(22,640)	(24,771)
Income tax expense	(2,362)	(4,475)	(4,383)	(6,979)
Net loss from continuing operations	(7,084)	(12,029)	(27,023)	(31,750)
Net loss from discontinued operations	-	(345)	-	(345)
Net loss	(7,084)	(12,374)	(27,023)	(32,095)
Less: Net earnings (loss) attributable to non-controlling interest	72	150	111	(109)
Net loss attributable to Pulse Electronics Corporation	(7,156)	(12,524)	(27,134)	(31,986)

Basic shares outstanding	8,006	6,111	7,994	4,667
Basic loss per share from continuing operations	(0.89)	(1.99)	(3.39)	(6.78)
Basic loss per share from discontinued operations	--	(0.06)	--	(0.07)
Basic loss per share	(0.89)	(2.05)	(3.39)	(6.85)

Diluted shares outstanding	8,006	6,111	7,994	4,667
Diluted loss per share from continuing operations	(0.89)	(1.99)	(3.39)	(6.78)
Diluted loss per share from discontinued operations	--	(0.06)	--	(0.07)
Diluted loss per share	(0.89)	(2.05)	(3.39)	(6.85)

BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)
	Three Months Ended		Year Ended
	12/27/2013	12/28/2012	12/27/2013	12/28/2012
Net Sales
Network	$36,813	$37,734	$150,570	$158,089
Power	26,289	27,404	111,544	120,145
Wireless	24,670	25,280	93,562	94,935
Total net sales	87,772	90,418	355,676	373,169

Operating profit (loss)
Network	859	1,088	4,839	3,519
Power	2,358	886	7,607	5,941
Wireless	(1,422)	(1,185)	(4,673)	(9,901)
Operating profit (loss) excluding severance, impairment and other associated costs, debt restructuring and related costs, legal reserve and costs related to unsolicited takeover attempt	1,795	789	7,773	(441)
Severance, impairment and other associated costs	560	30	3,342	5,932
Debt restructuring and related costs	--	384	--	1,198
Legal reserve	36	5,473	147	5,523
Costs related to unsolicited takeover attempt	--	(545)	--	(545)
Operating profit (loss)	$1,199	$(4,553)	$4,284	$(12,549)

FINANCIAL POSITION (UNAUDITED)
(in thousands)	12/27/2013	12/28/2012

Cash and cash equivalents	$26,902	$31,475
Accounts receivable, net	62,185	62,957
Inventory, net	36,726	31,434
Prepaid expenses and other current assets	18,966	21,500
Net property, plant and equipment	27,955	29,406
Other assets	16,100	11,826
Total assets	$188,834	$188,598

Accounts payable	$70,871	$65,883
Current portion of long-term debt	22,315	--
Accrued expenses and other current liabilities	36,335	44,197
Warrant liability	--	12,175
Long-term debt	90,030	96,753
Other long-term liabilities	22,841	19,134
Total liabilities	242,392	238,142
Total deficit	(53,558)	(49,544)

Total liabilities and deficit	$188,834	$188,598

Shares outstanding	7,956	7,947

Schedule A
NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per-share amounts)

1. Operating profit (loss) excluding severance, impairment and other associated costs, legal reserve costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses, and debt restructuring and related costs

	Quarter Ended		Year Ended
	12/27/13	12/28/12	12/27/13	12/28/12

Operating profit (loss)	$1,199	$(4,553)	$4,284	$(12,549)
Pre-tax severance, impairment and other associated costs	560	30	3,342	5,932
Pre-tax non-cash stock-based compensation expenses	413	478	1,835	1,801
Pre-tax debt restructuring and related costs	--	384	--	1,198
Pre-tax legal reserve	36	5,473	147	5,523
Pre-tax costs related to unsolicited takeover attempt	--	(545)	--	(545)
Operating profit (loss) excluding severance, impairment and other associated costs, legal reserve costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses, and debt restructuring and related costs	2,208	1,267	9,608	1,360

2. Net loss per diluted share excluding severance, impairment and other associated costs, legal reserve costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses, and debt restructuring and related costs

	Quarter Ended		Year Ended
	12/27/13	12/28/12	12/27/13	12/28/12

Net loss per diluted share	$(0.89)	$(2.05)	$(3.39)	$(6.85)
Diluted earnings per share from discontinued operations	--	0.06	--	0.07
After-tax severance, impairment and other associated costs, per share	0.05	--	0.30	1.06
After-tax non-cash stock-based compensation expenses, per share	0.03	0.05	0.14	0.25
After-tax debt restructuring and related costs, per share	--	0.04	--	0.17
After-tax legal reserve, per share	0.01	0.58	0.01	0.77
After-tax costs related to unsolicited takeover attempt, per share	--	(0.06)	--	(0.08)
Net loss per diluted share excluding severance, impairment and other associated costs, legal reserve costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses, debt restructuring and related costs	(0.79)	(1.38)	(2.94)	(4.61)

3. Adjusted EBITDA	Quarter Ended
	12/27/13	12/28/12

Net loss attributable to Pulse Electronics Corporation	$(7,156)	$(12,524)
Net loss from discontinued operations	--	$345
Non-controlling interest	72	150
Income tax expense	2,362	4,475
Interest expense, net	6,373	7,336
Non-cash stock-based compensation expenses	413	478
Depreciation and amortization	1,959	1,900
Other income, net	(452)	(4,335)
Severance, impairment and other associated costs	560	30
Debt restructuring and related costs	--	384
Legal reserve	36	5,473
Costs related to unsolicited takeover attempt	--	(545)
Adjusted EBITDA	4,167	3,167

CONTACT:
Pulse Electronics Corporation
Jim Butler
Sr. Director of Finance and Treasurer
858-674-8183
jbutler@pulseelectronics.com